UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 22, 2005

IT&E International Group
(Exact name of registrant as specified in its charter)

Nevada	000-50095	77-0436157
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California		92075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code              858-366-0970

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On December 22, 2005, in connection with the second closing of a private placement of the registrant’s senior secured convertible promissory notes (“Private Placement”) to certain investors pursuant to that certain Securities Purchase Agreement dated as of November 9, 2005 (the “Securities Purchase Agreement”), the registrant issued Senior Notes in the aggregate principal amount of $4,500,000 to ComVest Investment Partners II LLC (“ComVest”) pursuant to the Securities Purchase Agreement.  The Senior Notes shall automatically convert into shares of the registrant’s Series D Convertible Preferred Stock (“Series D Preferred Stock”) equal to the total outstanding principal amount under all issued and outstanding Senior Notes divided by $1,000 upon the due authorization of such Series D Preferred Stock and the filing of a Certificate of Designations setting forth the rights, preferences and privileges of such Series D Preferred Stock (the “Certificate of Designations”) with the relevant Secretary of State.  If the Senior Notes have not been converted into shares of Series D Preferred Stock prior to April 23, 2006, the Senior Notes will accrue interest at a rate of 12% per annum and shall become due and payable in full on April 23, 2006.

For further detail regarding the Private Placement, see the disclosure set forth under the heading “Private Placement” in Item 1.01 of registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2005, which is hereby incorporated herein by this reference.

Item 3.02                                             Unregistered Sales of Unregistered Securities.

On December 22, 2005, in connection with the Private Placement, the registrant issued and sold the Senior Notes in the aggregate principal amount of $4,500,000 to ComVest.  The Senior Notes shall automatically convert into shares of the registrant’s Series D Preferred Stock equal to the total outstanding principal amount under all issued and outstanding Senior Notes divided by $1,000 upon the due authorization of such Series D Preferred Stock and the filing of the Certificate of Designations with the relevant Secretary of State.  Each share of Series D Preferred Stock shall initially be convertible at the option of the holder into 14,285.71 shares of registrant’s common stock.

In addition, in connection with the Private Placement, registrant issued a warrant to ComVest to purchase up to an additional 32,142,847 shares of registrant’s common stock at an exercise price of $0.10 per share.

The offers and sales of these securities were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by the registrant not involving a public offering.  The recipients of the securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to share certificates issued in such transactions.  All recipients had adequate access to information about the registrant.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                  Exhibits

Number	Description
4.4(1)	Form of Senior Secured Promissory Note

4.5(1)	Form of Warrant

10.5(1)	Securities Purchase Agreement dated November 9, 2005 between the registrant, ComVest Investment Partners II LLC and the additional purchasers set forth on the signature pages thereto

(1)                                  Incorporated by reference to registrant’s Current Report on Form 8-K as filed with the Commission on November 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT&E International Group

	By:	/s/ Peter Sollenne
Peter Sollenne
Chief Executive Officer

Dated: December 28, 2005